Exhibit 99.1

MedQuist Announces Appointment of N. John Simmons, Jr. to its Board of Directors

MT. LAUREL, N.J., July 21, 2005 /PRNewswire-FirstCall via COMTEX/ — MedQuist Inc. (Pink Sheets: MEDQ) is pleased to announce the appointment of N. John Simmons, Jr. as an independent member of its board of directors effective July 15, 2005.  With almost 30 years of experience in executive financial positions, Mr. Simmons brings a wealth of financial expertise and business experience to MedQuist’s board.  In addition, Mr. Simmons has substantial experience as a public company director.

Since December 1998, Mr. Simmons has been President of Quantum Capital Partners, a privately held venture capital firm. From 1995 to 1998, he was Vice President and Controller for Eckerd Corporation. From 1993 to 1995, he served as Chief Financial Officer of Checkers Drive-In Restaurants. Between 1976 and 1993, Mr. Simmons was a partner with KPMG Peat Marwick, servicing a number of privately and publicly held companies in the Tampa Bay area.  Mr. Simmons has been a director of SRI/Surgical Express, Inc. (Nasdaq:STRC) since February 2001 and chairman of that company’s board of directors since August 2002.

About MedQuist:

MedQuist, a member of the Philips Group of Companies, is a leading provider of electronic medical transcription, health information and document management products and services. MedQuist provides document workflow management, digital dictation, speech recognition, mobile dictation devices, Web-based transcription, electronic signature, medical coding products and outsourcing services.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding MedQuist’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward- looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the fiscal year ending December 31, 2002.

SOURCE: MedQuist Inc.

CONTACT:	Leeann Essai, Director, Marketing Communications
1-800-233-3030, lessai@medquist.com
Web site: http://www.medquist.com